SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) September 3, 1997





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




    Colorado                         0-19027                    84-1057605
- --------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                          1465 Kelly Johnson Boulevard
                           Colorado Springs, Colorado          80920
                   ----------------------------------------  ----------
                   (Address of principal executive offices)  (Zip Code)


Registrant's telephone, including area code:  (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The following Second Quarter 1997 Interim Report, dated August 20, 1997, has been mailed by the Registrant to its Shareholders:

[OUTSIDE COVER OF REPORT]
Simtek Corporation
1465 Kelly Johnson Blvd. #301
Colorado Springs, CO 80920



[GRAPHIC OMITTED]



SECOND
QUARTER 1997
INTERIM REPORT

[END OF OUTSIDE COVER]

- --------------------------------------------------------------------------------
                                                                 August 20, 1997
To Our Shareholders:

This report covers the quarter ended June 30, 1997. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation: Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

Simtek Corporation ("Simtek" or the "Company") recorded net product sales of $1,536,243 for the second quarter of 1997 and $3,301,761 for the six months ended June 30, 1997 up from the $1,158,624 recorded for the second quarter 1996 and the $1,969,718 for the six months ended 1996. The product sales were from the Company's 4 kilobit, 16 kilobit, 64 kilobit and 256 kilobit nvSRAM product families. These increases were due to increased customer acceptance of nvSRAM products from various markets including telecommunications, industrial control, military and office automation. Two distributors and one direct customer of the Company's nvSRAM products account for more than 60% of the Company's net sales for the second quarter 1997.

In the second quarter 1997, the Company increased its gross margin as a percent of revenue from approximately 38% for the second quarter 1996 to approximately 46% for the second quarter 1997. The Company also saw an increase in its gross margin as a percent of revenue from approximately 36% for the six months ended June 30, 1996 to approximately 42% for the six months ended June 30, 1997. These increases in gross margin are due to the Company shipping 64 kilobit commercial product based on higher margin 0.8 micron technology as compared to shipping 64kilobit commercial product based on 1.2 micron technology in the same periods in 1996. The Company continued to ship its high end industrial and military business from product built on 1.2 micron technology.

While selling, general and administrative expenses saw a dollar increase for the second quarter 1997 as compared to the second quarter 1996, the expenses as a percent of revenue remained at approximately 39% for the quarters. These expenses also saw a dollar increase for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996, however, the expenses as a percent of revenue were approximately 37% for the six months ended June 30, 1997 as compared to 48% for the six months ended June 30, 1996. The dollar increase was due primarily to increased advertising, printing, sales commissions and basic overhead.

The Company recorded a net income of $99,579 in the second quarter of 1997 and a net income of $197,359 for the six months ended June 30, 1997 as compared to a net income of $12,122 for the second quarter of 1996 and a net loss of $222,584 for the six months ended June 30, 1996. This was a result of increased product sales and increased gross margins.

The Company may require additional capital to fund production and marketing of its 0.8 micron 256 kilobit nvSRAM and the development of other new products. The Company does not have any commitments for such additional capital as of the date of this report.

The following Statements of Operations compare the quarter and six months ended June 30, 1997 with the quarter and six months ended June 30, 1996 and the Balance Sheets compare June 30, 1997 with December
31, 1996.

In closing, we are pleased with the progress that Simtek has continued to make during the second quarter 1997 in all areas of the Company's operations. We at Simtek appreciate your continued support.

Sincerely,

/s/ Richard L. Petritz

RICHARD L. PETRITZ
Chairman and CEO

- -----------------------------------------------------------------------------------------------------
Balance Sheet
- -----------------------------------------------------------------------------------------------------

                                                                         JUNE 30,        DECEMBER 31,
                                                                           1997              1996
                                                                       ------------------------------
              ASSETS
              ------
CURRENT ASSETS:
         Cash and cash equivalents                                     $  1,158,187     $    964,456
         Accounts receivable - trade, net                                   804,017          593,378
         Inventory, net                                                     529,096          327,221
         Prepaid expenses and other                                          19,149           25,850
                                                                       -----------------------------

              Total current assets                                        2,510,449        1,910,905

EQUIPMENT AND FURNITURE, net                                                177,027          229,008
                                                                       -----------------------------

TOTAL ASSETS                                                           $  2,687,476     $  2,139,913
                                                                       =============================

              LIABILITIES AND SHAREHOLDERS' EQUITY
              ------------------------------------

CURRENT LIABILITIES:
         Accounts payable:
              ZMD                                                      $    500,618     $    290,957
              Other                                                         270,692          212,279
         Accrued Expenses                                                   427,014          349,654
         Accrued Wages                                                      221,475          222,136
         Accrued Vacation payable                                            75,530           86,444
         Payable to ZMD                                                     130,153          130,153
                                                                       -----------------------------

              Total current liabilities                                   1,625,482        1,291,623


SHAREHOLDER'S EQUITY:
         Preferred stock, $1.00 par value; 2,000,000 shares
              authorized, none issued and outstanding                            --               --
         Common stock, $.01 par value; 40,000,000 shares
              authorized, 28,626,685 and 28,506,685 shares
              issued and outstanding at June 30, 1997 and
              December 31, 1996                                             286,267          285,067
         Additional paid-in capital                                      29,745,873       29,730,728
         Accumulated deficit                                            (28,970,146)     (29,167,505)
                                                                       -----------------------------

              Total shareholder's equity                                  1,061,994          848,290
                                                                       -----------------------------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                             $  2,687,476     $  2,139,913
                                                                       =============================



- -----------------------------------------------------------------------------------------------------

OTC ELECTRONIC BULLETIN BOARD                                 REGISTRAR AND TRANSFER AGENT
System Symbol:                                                Continental  Stock Transfer and Trust
SRAM                                                          2 Broadway
                                                              New York, NY 10004
- -----------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------
Statement of Operations
- ---------------------------------------------------------------------------------------------------------

                                                     THREE MONTHS ENDED           SIX MONTHS ENDED
                                                           JUNE 30,                   JUNE 30,
                                                      1997         1996          1997          1996
                                                -------------------------------------------------------
NET SALES                                        $ 1,536,243   $ 1,158,624   $ 3,301,761   $ 1,969,718

Cost of Sales                                        834,337       712,707     1,922,568     1,268,519
                                                 -----------------------------------------------------

GROSS MARGIN                                         701,906       445,917     1,379,193       701,199

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSE:
         Design, research and development            336,932       227,524       666,041       474,875
         Administrative                               60,145        78,111       143,424       203,535
         Marketing                                   218,798       137,838       403,664       264,204
                                                 -----------------------------------------------------

         Total selling, general and
           administrative expense                    615,875       443,473     1,213,129       942,614

INCOME (LOSS) FROM OPERATIONS:                        86,031         2,444       166,064      (241,415)
                                                 -----------------------------------------------------

OTHER INCOME (EXPENSE):
         Interest income, net                         14,800         3,124        27,044         6,524
         Other income(expense), net                   (1,252)        6,554         4,251        12,307
                                                 -----------------------------------------------------

           Total other income                         13,548         9,678        31,295        18,831
                                                 -----------------------------------------------------

NET INCOME (LOSS)                                $    99,579   $    12,122   $   197,359   $  (222,584)
                                                 =====================================================

NET INCOME (LOSS) PER COMMON
SHARE                                            $      0.00   $      0.00   $      0.01   $      (.01)
                                                 =====================================================
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                                28,521,740    26,978,311    28,521,740    26,978,311
                                                 =====================================================

- ---------------------------------------------------------------------------------------------------------
Directors and Officers
- ---------------------------------------------------------------------------------------------------------

DR. RICHARD L. PETRITZ                               DR. KURT GARBRECHT, DIRECTOR
Chairman of the Board & CEO                          Zentrum Mikroelektronik Dresden GmbH

MR. SHELDON A. TAYLOR, DIRECTOR                      DR. KLAUS WIEMER, DIRECTOR
Formfactor

DR. ROBERT KEELEY, DIRECTOR                          MR. DETLEF GOLLA, DIRECTOR
University of Colorado, Colorado Springs             Zentrum Mikroelektronik Dresden GmbH

- ---------------------------------------------------------------------------------------------------------

HOME PAGE:                                           E-MAIL
http://www.simtek.com                                info@simtek.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                     SIMTEK CORPORATION


                                           /s/Richard L. Petritz
September 3, 1997                    By:_______________________________________
                                           RICHARD L. PETRITZ
                                           Chief Executive Officer and Chief
                                           Financial Officer (acting)



















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